Exhibit 99.1

Press Releases

SUNRISE TELECOM(R) EXPLORING STRATEGIC ALTERNATIVES TO ENHANCE SHAREHOLDER VALUE

SAN JOSE, Calif., March 10 /PRNewswire-FirstCall/ —Sunrise Telecom(R) Incorporated (OTC: SRTI.PK), a leader in test and measurement solutions for telecom, cable and wireless networks, today announced it is exploring its strategic alternatives in order to enhance shareholder value. Alternatives being considered may include a sale to a strategic buyer or a private equity fund or a merger with a similarly sized company. Cabrillo Advisors, LLC has been retained as financial advisor.

“Although the Company has made substantial progress in its restructuring efforts and expects to demonstrate significant improvement in 2009,” stated Lyron Bentovim, Director and Chair of the Board’s Strategy Committee, “management and the Board believe that the interests of shareholders are best served by considering strategic alternatives.”

Paul Marshall, CEO, commented, “We continue our passion for delivering industry-best solutions for communication service providers’ installation and maintenance needs, and we believe that we may be able to structure Sunrise Telecom in a more efficient way, benefiting our shareholders, customers and employees.”

The Company is committed to completing its review of potential alternatives as promptly as practicable. However, there can be no assurances that any particular alternative will be pursued or that any transaction will occur, or on what terms. The Company does not plan to release additional information about the status of its review until a definitive agreement is entered into or the process is otherwise completed or terminated.

Cabrillo Advisors is an investment banking firm focused on providing high-quality merger, acquisition and capital raising expertise to public and private companies in the middle-market. Cabrillo served as sole advisor to the Company in its divestiture of its Protocol Products Group in November 2008.

About Sunrise Telecom Incorporated

Sunrise Telecom develops and delivers high-quality communications test and measurement solutions for telecom, cable and wireless networks. The Company’s robust portfolio of feature-rich, easy-to-use products enables service providers to deliver premium voice, video, data and next-generation digital multimedia services quickly, reliably, and cost-effectively. Based in San Jose, California, Sunrise Telecom distributes its products through a direct sales force and a global network of sales representatives and distributors. Additional information is available at the Company’s website, www.sunrisetelecom.com.

SUNRISE TELECOM, the “S” logo, and other trademarks are trademarks of Sunrise Telecom Incorporated and may not be used without permission.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but not limited to, material contained in quotations, expectations regarding Sunrise Telecom’s review of its strategic alternatives and the timing thereof and expectations regarding operational improvements in 2009. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from those projected, for example, delays in pursuing or consummating any particular transaction and on what terms; shortfalls in revenue; higher than anticipated operating expenses; greater than anticipated uses of cash; rapid technological change within the telecommunications industry; our ability to manage growth, slowdowns and changes in the macro-economic environment; the loss of key employees; the long-term impact of cost controls; and the unknown effects of management changes. Some of these risks and uncertainties are described in more detail in our reports filed with the SEC, including our Annual Report on Form 10-K for the period ended December 31, 2007 and our Quarterly and Current Reports on Forms 10-Q and 8-K filed subsequently. Sunrise Telecom assumes no special obligation to update the forward-looking statements included in this press release.

SOURCE Sunrise Telecom Incorporated

CONTACT: Richard D. Kent, Chief Financial Officer, +1-408-363-8000, for

Sunrise Telecom Incorporated; or Wade Hansen, Managing Director of Cabrillo

Advisors, LLC, whansen@cabrilloadvisors.com

Web Site: http://www.sunrisetelecom.com (SRTI SRTI.PK) CO: Sunrise Telecom Incorporated; Cabrillo Advisors ST: IN: FIN OTC TLS CPR SU: PR — SF82003 — 3603 03/10/2009 21:01 EDT

http://www.prnewswire.com